Exhibit 99.1

January 16, 2025 07:00 AM Eastern Standard Time

Air Industries Group Closes Fiscal 2024 with Record Bookings,
Backlog - Preliminary Sales up Approximately 6.6%

BAY SHORE, N.Y. — (BUSINESS WIRE) — Air Industries Group (“Air Industries”) (NYSE American: AIRI), a leading manufacturer of precision components and assemblies for large aerospace and defense prime contractors, today announced a recap of its fiscal 2024 results and outlined its strategic vision for continued growth and operational excellence in 2025 and beyond.

2024: A Year of Growth and Momentum

Sales Growth Across the Company

Fiscal 2024 marked a year of solid growth for Air Industries, with preliminary sales increasing by approximately 6.6% year-over-year. Each of our Centers of Excellence contributed meaningfully, and both facilities are expected to contribute significantly to Air Industries’ continued success in 2025.

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Complex Machining Sector (CMS):

CMS, based in Bay Shore, NY, consisting of Air Industries Machining Corporation and Nassau Tool Works, achieved record bookings. This is a testament to the revitalized focus on expanding opportunities with existing customers, success with new strategic customers and increased penetration in the Maintenance, Repair, and Overhaul (MRO) markets. In the third quarter of 2024 we announced the award of a $110 million commercial contract to CMS, representing the largest contract to date for Air Industries Group. The Long Island facility continues to serve as a cornerstone of Air Industries’ business, providing complex machined components that meet the highest aerospace and defense standards.

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Sterling Engineering Company (SEC):

Sterling Engineering, based in Barkhamsted, CT, delivered another year of exceptional performance. Preliminary year-end sales increased by 33% over 2023. This follows a 20% year-over-year increase from 2022, showcasing consistent growth. SEC’s recently announced $33 million contract for CH-53K helicopter components is expected to increase production hours significantly. To support this ramp-up without impacting the existing operations, in December the company invested $2.1 million for two new state-of the-art machines in our Connecticut facility.

Bookings and Backlog: A Record-Breaking Year and Reaching New Heights

Air Industries secured unprecedented levels of new business in 2024, further strengthening its position in the aerospace and defense supply chain:

●	Total bookings increased by 15% compared to 2023, building on a 55% increase in 2023 compared to 2022.

●	The book-to-bill ratio improved to 1.30x as of December 31, 2024, up from 1.20x at the close of 2023 and 0.75x in 2022, reflecting a robust pipeline of new orders.

Air Industries closed 2024 with its highest backlog levels in company history:

●	Total Backlog (Funded and Unfunded): Total Backlog grew by $79 million, or 41%, from 2023, reaching over $270 million—54% higher than at the close of 2022.

●	Fully-Funded Backlog: Fully-Funded Backlog increased by $19.6 million, or 20%, from December 31, 2023, to over $117 million at the end of 2024—37% higher than at the close of 2022.

A Vision for the Future:

Lou Melluzzo, Chief Executive Officer of Air Industries Group, commented: “Fiscal 2024 was a year of progress and opportunity. We successfully grew sales, expanded our customer base, and significantly strengthened our backlog, providing a clear runway for sustained growth. We continue to reshape and refocus our efforts to best align with the ever-changing requirements of the industry and our clients. Our Long Island facility experienced its largest booking year ever. Our Connecticut operation has gone through a formidable transformation with sequential double digit annual sales growth, and it is poised for even more explosive growth in 2025. These achievements position us to capitalize on future opportunities within large-scale defense programs.”

Melluzzo added: “Our strategic focus remains clear: to compete for and win long-term agreements that drive sustainable and profitable growth. We are committed to meeting the needs of our defense customers with the highest quality, reliable products that ensure mission success.

“I am very proud of the dedication and hard work of our employees. They have faced and overcome the challenges of recent years, and positioned Air Industries Group for accelerated growth in the future. Progress may not be in a straight line. There may be set backs, but I have never been more confident about the future. With our increasing backlog and impeccable reputation as a trusted partner, we are well-positioned for 2025 and beyond.”

About Air Industries Group

Air Industries Group is a trusted partner to the aerospace and defense industry, delivering high-quality, precision-engineered components and assemblies for mission-critical applications. With decades of experience, the company is dedicated to supporting U.S. military programs and global defense initiatives.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock-based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for the purpose of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company does not quantitatively reconcile forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

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Contacts

Air Industries Group
Chief Financial Officer
631-328-7039

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